Exhibit 99.1
Diamond Foods Reports First Quarter Fiscal 2016 Financial Results
Reiterates Fiscal 2016 Guidance
On Track to Complete Proposed Merger with Snyder’s-Lance
SAN FRANCISCO, December 9, 2015 (GLOBE NEWSWIRE) - Diamond Foods, Inc. (NASDAQ: DMND) ("Diamond" or the "Company") today reported financial results for its fiscal 2016 first quarter ended October 31, 2015.
First Quarter Fiscal 2016 Highlights
•Net sales were $224.8 million, down $21.8 million, or 8.8%, reflecting:

◦	$13.0 million from exiting high-volume, low-margin SKUs in the Nuts segment

◦	$6.1 million decline mainly in international walnut sales primarily due to lower net price realization

◦	$2.6 million of adverse FX in the Snacks segment
•Snacks segment net sales were $115.8 million, down 0.7%
•Nuts segment net sales were $109.1 million, down 16.1%
•Gross margin was 27.1%, compared to 24.1%, an increase of 300 basis points
•GAAP net income was $7.8 million and GAAP diluted EPS was $0.24
•Non-GAAP net income was $8.8 million and non-GAAP diluted EPS was flat at $0.28
•Adjusted EBITDA was $30.4 million, down 1.0%

(All comparisons above are to the first quarter of fiscal 2015. Non-GAAP financial measures are reconciled in the tables below.)

“We are pleased with our first quarter financial results overall, which were driven by continued strong gross margin improvement; net sales, however, were adversely impacted by our decision to exit high-volume, low-margin nut SKUs and by lower net price realization in international walnut sales,” said Brian J. Driscoll, President and CEO. “Notably, Kettle U.S. continued to post strong growth, we started to realize signs of a recovery in the U.K. and the Emerald brand transition is almost complete with solid signs of future growth ahead. This progress, combined with the strength of our new product pipeline, bolsters our optimism about our sales momentum for the balance of this fiscal year. Our business remains on track to meet our original annual outlook, and we remain excited about the future combination of Diamond and Snyder’s-Lance as we work diligently towards a targeted closing in the first quarter of calendar 2016.”
First Quarter Fiscal 2016
Net sales for the quarter were $224.8 million, down $21.8 million, or 8.8%, compared to $246.6 million for the same quarter of the prior fiscal year. Nuts segment net sales were down $21.0 million. The prior year first quarter included $13.0 million of high-volume, low-margin nut SKUs that we exited. An additional $6.1 million decline in net sales was due primarily to lower net price realization in international walnuts. The adverse impact of foreign exchange rate changes versus prior year, related to sales of snacks in the U.K. and Canada, was $2.6 million.

Gross profit for the first quarter of fiscal 2016 was $60.9 million, or 27.1% of net sales, compared to $59.4 million or 24.1%, a 300 basis point improvement over the prior fiscal year. This increase was primarily driven by increased net price realization in Diamond of California, Emerald and Kettle in the U.S., as well as favorable walnut costs. These were partially offset by lower net price realization in international walnuts, Kettle U.K. and Pop Secret, higher other tree nut costs and adverse foreign exchange rates.
GAAP net income for the quarter was $7.8 million. GAAP diluted EPS was $0.24 in the first quarter of fiscal 2016 compared to $0.24 for the same quarter in the prior fiscal year. Excluding certain items described below, non-GAAP net income for the first quarter of fiscal 2016 was $8.8 million and non-GAAP fully diluted earnings per share was $0.28, flat compared to the first quarter of fiscal 2015. Adjusted EBITDA was $30.4 million, compared to $30.7 million in the prior fiscal year period. The GAAP effective tax rate was 6.7% for the quarter, and the non-GAAP effective tax rate was 30.9% compared to 29.8% in the same quarter last year due to an increase in U.S. pre-tax non-GAAP income relative to the U.K. Please refer to the table at the end of this press release for a reconciliation of GAAP to non-GAAP information.
As of October 31, 2015, net debt outstanding was $637.3 million, 5.0 times last twelve months adjusted EBITDA. The net availability under the ABL Revolver was $101.3 million.
Segment Review
Snacks Segment: Net sales for the quarter were $115.8 million, down 0.7% compared to the prior fiscal year period. The decrease was primarily due to lower net price realization for Kettle in the U.K. and Pop Secret as well as $2.6 million of unfavorable foreign exchange impact. These decreases were partially offset by improved net price realization for Kettle in the U.S. and strong volume growth in Kettle in both the U.K. and U.S.
Gross profit for the first quarter of fiscal 2016 was $42.3 million, or 36.5% of net sales, compared to $43.0 million, or 36.8% of net sales in the prior fiscal year period. Gross profit as a percent of net sales was impacted by the lower Kettle U.K. and Pop Secret net price realization as well as adverse foreign exchange rates, partially offset by strong Kettle U.S. performance.

During the Nielsen 12-week period ended November 21, 2015 in expanded all outlet channels xAOC, Kettle retail sales in the U.S. were up 3.3% compared to category growth of 0.8%, resulting in a gain of 10 basis points of market share; Kettle’s core fried chip retail sales grew 5.8% in the same time period. In the first quarter, Kettle’s U.S. small bag product line grew 27%. Pop Secret retail sales grew 1.0% despite a category decline of 2.7%, resulting in 90 basis points of market share gain. Kettle market share in the U.K. was flat in the 12-week period ended November 7, 2015.

Nuts Segment: Net sales for the quarter were $109.1 million, down 16.1% compared to the prior fiscal year period. The $21.0 million net sales decrease in the quarter was primarily due to the exit of certain high-volume, low-margin SKUs that amounted to $13.0 million of sales in the first quarter last year. An additional $6.1 million decline in net sales was due primarily to lower net price realization in international walnuts. These decreases were partially offset by higher net price realization for Emerald and the balance of the Diamond of California brand.

Gross profit was $18.6 million, or 17.0% of net sales, compared to $16.4 million, or 12.6% of net sales, in the prior fiscal year period. The increase was driven by higher net price realization for both the Diamond of California and Emerald brands and lower walnut costs, partially offset by higher other tree nut costs.

In the Nielsen 12-week and four-week periods ended November 21, 2015 in xAOC, Emerald retail sales were up 6.3% and 20.1%, respectively out-pacing category growth in both periods. These results reflect strengthening momentum in the Emerald brand re-launch. Diamond of California retail sales, excluding the branded portion of certain high-volume, low-margin nut SKUs that were exited, were down 2.1% versus comparable category growth of 2.1%.

Outlook
While the Company continues to expect that the proposed merger will close in the first quarter of calendar 2016, if the Company were to remain independent for all of fiscal 2016, it would still expect annual adjusted EBITDA of $131 million to $136 million and non-GAAP diluted EPS of $1.21 to $1.32. The Company's outlook excludes the expected merger and includes the following expectations: input cost inflation of 1% to 2%, productivity improvements of 2% to 3%, exchange rates of $1.55 per £1.00, $0.75 per C$1.00 for fiscal 2016, a non-GAAP effective tax rate of between 30% to 32%, stock-based compensation of $10.5 million and 32 million fully diluted shares outstanding at fiscal year-end. The Company also expects cash tax payments of approximately $1 million, reflecting the current $348 million tax net operating loss carryforward.
Fiscal 2016 adjusted EBITDA, a non-GAAP financial measure, excludes items such as interest expense, income taxes, depreciation, amortization, stock based compensation, income associated with the equity investment as well as certain legal expenses and litigation settlements, Fishers plant closure and related costs, certain expenses associated with the Emerald brand packaging transition, merger and acquisition related costs, asset impairments and certain other actual and projected costs.

Definitive Merger Agreement
On October 28, 2015, Diamond and Snyder’s-Lance, Inc. (“Snyder’s-Lance”) announced that they had entered into a definitive agreement under which Snyder’s-Lance will acquire Diamond Foods in a cash and stock transaction valued at approximately $1.91 billion, including the assumption of approximately $640.0 million of indebtedness. Under the terms of the agreement,

Diamond stockholders will receive 0.775 shares of Snyder’s-Lance common stock and $12.50 in cash, per share of Diamond common stock upon the closing of the transaction. The transaction is expected to close in the first quarter of calendar 2016.
About Diamond Foods

We are a snack food and culinary nut company focused on making innovative, convenient and delicious snacks as well as culinary nuts true to our 100-year plus heritage. We sell our products under five different widely-recognized brand names: Diamond of California®, Kettle Brand® and KETTLE® Chips, Emerald® and Pop Secret®. Our mission is to honor nature’s ingredients by making food that people love.  We are proud of our offerings, many of which are non-GMO Project verified and free of artificial flavors and preservatives, and we are committed to making great tasting products for our consumers. Diamond’s products are distributed in a wide range of stores where snacks and culinary nuts are sold. For more information, visit the Company’s corporate web site: http://www.diamondfoods.com.
Note Regarding Forward Looking Statements
This press release includes forward-looking statements that are based on our current expectations and assumptions only as of the date of this press release.  These forward looking statements, including statements under “outlook” or referred to as “guidance,” are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements.  In particular, our predictions about our business and our guidance for adjusted EBITDA and non-GAAP diluted earnings per share, including expectations regarding segment performance, cost inflation, productivity improvements, exchange rates, our effective tax rate, stock-based compensation and fully diluted shares outstanding, could be affected by a variety of factors including: raw material headwinds; crop harvests; increasing competition and possible loss of key customers; risk associated with our operations outside the U.S., including foreign currency fluctuations; general economic and capital markets conditions; competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; progress against the Company’s turnaround plan; unexpected delays or increased costs in implementing our business strategies; failure to execute and accomplish strategy; risks relating to our leverage, including the cost of our debt and its effect on our ability to respond to changes in our business, markets and industry; loss of key personnel; the dilutive impact of equity issuances; risks relating to litigation, including but not limited to merger-related litigation, and regulatory proceedings; uncertainties relating to our relations with growers; availability and cost of walnuts and other raw materials; energy and labor; price competition and industry consolidation; changes in top retail customer relationships; weather conditions (climate or otherwise); economic conditions including, changes in inflation rates, interest rates, tax rates, or the availability of capital; consumer acceptance of new products and product improvements; customer and consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in the legal and regulatory environment, including labeling and advertising regulations and litigation; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in the accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer preferences and demand for our products; operating costs and business disruption that may be greater than expected; effectiveness of advertising, marketing and promotional programs and activities and contractual relationships; changes in consumer behavior, trends and preferences; consolidation in the retail environment, changes in purchasing and inventory levels of significant customers; disruption or inefficiencies in the supply chain; benefit plan expenses; upgrading our information technology infrastructure, including implementation of a new Enterprise Resource Planning software planning software platform; failure or breach of our information technology systems, including those managed by third parties; inappropriate use of social media; and political and economic conditions in other countries. Our expectations regarding the anticipated benefits of the proposed merger with Snyder’s-Lance could be affected by a variety of factors, including: the time required to complete the proposed merger; possible failure to receive necessary stockholder approvals; the risk that a condition to completion of the proposed merger may not be satisfied; the risk that a regulatory or other approval that may be required for the proposed merger is delayed, is not obtained or is obtained subject to conditions that are not anticipated or that may be burdensome; the anticipated benefits of the proposed merger to Snyder’s-Lance and its ability to achieve the synergies and value creation projected to be realized following the completion of the proposed merger; Snyder’s-Lance’s ability to integrate Diamond’s business with its own promptly and effectively; the diversion of management and other workforce time on merger-related issues, including activities of labor unions and the integration of Diamond employees into Snyder’s-Lance; changes in Snyder’s-Lance’s or Diamond’s businesses, future cash requirements, capital requirements, results of operations, revenues, financial condition and/or cash flow; changes in acquisition-related transaction costs, the amount of fees paid to advisors and the potential payments to Diamond executive officers in connection with the proposed merger; operating costs and business disruption that may be greater than expected; the ability to retain and hire key personnel and maintain relationships with customers, providers or other business partners pending completion of the proposed merger; effects of completion; and the risk that lawsuits challenging the proposed merger may result in adverse rulings that may impair or delay completion of the proposed merger. Risks and uncertainties are discussed in greater detail in the “Risk Factors” sections of the periodic reports that we file with the SEC and the registration statement on Form S-4 filed by Snyder’s-Lance on November 25, 2015. Many of our forward-looking statements include discussions of trends and anticipated developments under the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the periodic reports that we file with the SEC. We use the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "seek," "may" and other similar expressions to identify forward-looking statements that discuss our future expectations, contain projections of our results of operations or financial condition or state other "forward-looking" information. You also should carefully consider other cautionary statements elsewhere in this press release and in other documents we file from time to time with the SEC.  We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Additional Information and Where to Find it
In connection with the proposed transaction between Diamond Foods, Inc. (“Diamond Foods”) and Snyder’s-Lance, Inc. (“Snyder’s-Lance”), Snyder’s-Lance filed a registration statement on Form S-4 with the SEC on November 25, 2015 (the “Registration Statement”), which includes a joint proxy statement/prospectus and relevant materials concerning the proposed transaction relating to the solicitation of proxies to vote at the respective special meeting of stockholders of Diamond Foods and Snyder’s-Lance to approve the proposed transaction. The definitive proxy statement will be mailed to the stockholders of the Company in advance of the special meeting. STOCKHOLDERS OF DIAMOND FOODS AND SNYDER’S-LANCE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Documents will also be available for free from Diamond Foods at www.diamondfoods.com and from Snyder’s-Lance’s at www.snyderlance.com.
Diamond Foods, Snyder’s-Lance and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies with respect of the proposed transaction. Information about the directors and executive officers of Diamond Foods, including their holdings of securities of Diamond Foods, is set forth in the joint proxy statement/prospectus included in the Registration Statement and in the Diamond Foods Amendment No. 1 to Annual Report on Form 10-K that was filed with the SEC on November 24, 2015. Information about the directors and executive officers of Snyder’s-Lance is set forth in the joint proxy statement/prospectus included in the Registration Statement and the proxy statement for Snyder’s-Lance’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2015 and its Current Report on Form 8-K filed with the SEC on October 1, 2015. Investors may obtain additional information regarding the interests of such participants by reading the definitive joint proxy statement/prospectus regarding the proposed merger when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Financial Summary
Summarized Statements of Operations:

	Three Months Ended October 31,
	2015	2014
Net sales	$224,849	$246,621
Cost of sales	163,970	187,231
Gross profit	60,879	59,390
Operating expenses:
Selling, general and administrative	30,607	28,582
Advertising	11,886	11,816
Total operating expenses	42,493	40,398
Income from operations	18,386	18,992
Interest expense, net	10,026	10,236
Other income, net	(22)	—
Income before income taxes	8,338	8,756
Income taxes	559	1,062
Net income	$7,779	$7,694

Earnings per share:
Basic	$0.25	$0.25
Diluted	$0.24	$0.24
Shares used to compute earnings per share:
Basic	31,279	31,042
Diluted	31,870	31,468
Segment Information:

	Three Months Ended October 31,		% Change from
	2015	2014	2014 to 2015
Net sales
Snacks	$115,799	$116,590	(0.7)%
Nuts	109,050	130,031	(16.1)%
Total	$224,849	$246,621	(8.8)%
Gross profit
Snacks	$42,307	$42,956	(1.5)%
Nuts	18,572	16,434	13.0%
Total	$60,879	$59,390	2.5%

Summarized Balance Sheets Data:

	October 31,
	2015	2014
ASSETS
Total current assets	$353,194	$403,323
Equity method investment	1,942	—
Property, plant and equipment, net	141,599	132,997
Goodwill	402,412	405,113
Other intangible assets, net	372,181	383,874
Other long-term assets	10,454	13,104
Total assets	$1,281,782	$1,338,411
LIABILITIES AND STOCKHOLDER'S EQUITY
Total current liabilities	$205,348	$287,099
Long-term obligations, net	627,130	636,289
Deferred income taxes	115,886	112,871
Other liabilities	18,683	21,563
Total stockholders' equity	314,735	280,589
Total liabilities and stockholders' equity	$1,281,782	$1,338,411

Non-GAAP Financial Information

Reconciliation of Net Income to Non-GAAP EPS and Income Before Income Taxes to Non-GAAP EPS:

	Three Months Ended October 31,
	2015	2014
Net income	$7,779	$7,694
Income taxes	559	1,062
Income before income taxes	8,338	8,756
Amortization of deferred financing costs and discounts	1,479	1,452
Certain legal expenses	—	1,831
Litigation settlement reserve and related legal expenses	25	161
Fishers plant closure and related costs	219	382
Certain expenses associated with the Emerald brand packaging transition	(228)	—
Merger and acquisition related transaction costs	2,918	—
Idle equipment impairment	—	244
Other SG&A adjustments (1)	1	(141)
Non-GAAP income before income taxes	12,752	12,685
GAAP income taxes	559	1,062
Adjustments to GAAP income taxes	3,380	2,720
Non-GAAP income taxes (benefit) (2)	3,939	3,782
Non-GAAP net income	$8,813	$8,903

Non-GAAP EPS-diluted
Non-GAAP EPS-diluted	$0.28	$0.28
Shares used in computing Non-GAAP	31,870	31,807

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit.

(2)
The GAAP tax rate was 6.7% for the first quarter fiscal 2015 and the Non-GAAP tax rate was 30.9%. The difference between the GAAP and Non-GAAP rates is primarily caused by the valuation allowance against tax net operating losses which arose from costs, principally legal and accounting expenses related to the earnings restatement in fiscal 2012, that we did not recognize in Non-GAAP income but were recognized for GAAP purposes.

Reconciliation of Net Income to Adjusted EBITDA:

	Three Months Ended October 31,
	2015	2014
Net income	$7,779	$7,694
Income taxes	559	1,062
Interest in income of equity investee, net	(85)	—
Interest expense, net	10,026	10,236
Certain legal expenses	—	1,831
Litigation settlement reserve and related legal expenses	25	161
Fishers plant closure and related costs	219	382
Certain expenses associated with the Emerald brand packaging transition	(228)	—
Merger and acquisition related transaction costs	2,918	—
Idle equipment impairment	—	244
Other SG&A adjustments (1)	1	(141)
Stock-based compensation expense	2,162	1,981
Depreciation and amortization expense	7,042	7,277
Adjusted EBITDA	$30,418	$30,727

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit.
Reconciliation of GAAP Selling, general and administrative ("SG&A") expenses to Adjusted Selling, general and administrative expenses:

	Three Months Ended October 31,
	2015	2014
SG&A	$30,607	$28,582
Less:
Certain legal expenses	—	1,831
Litigation settlement reserve and related legal expenses	25	161
Fishers plant closure and related costs	219	382
Merger and acquisition related transaction costs	2,918	—
Idle equipment impairment	—	244
Other SG&A adjustments(1)	1	(141)
Adjusted SG&A	$27,444	$26,105

(1)	Represents U.K. compensation alignment benefit and foreign distributor exit benefit.

About Diamond's Non-GAAP Financial Measures
This release contains non-GAAP financial measures of Diamond's performance ("non-GAAP measures") for different periods. Non-GAAP financial measures should not be considered as a substitute for financial measures prepared in accordance with GAAP. Diamond's non-GAAP financial measures do not reflect a comprehensive system of accounting principles, and differ both from GAAP financial measures and from non-GAAP financial measures used by other companies. Diamond urges investors to review its reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, and its GAAP financial statements generally to evaluate its business.
Diamond believes that its non-GAAP financial measures provide meaningful information to investors because they allow investors to view the business through the eyes of management. Diamond believes that its non-GAAP financial measures provide meaningful supplemental information regarding Diamond’s operating results because they exclude amounts that Diamond excludes when monitoring operating results and assessing the performance of Diamond’s business. Diamond believes that its non-GAAP financial measures also facilitate comparison of its results for current periods with historical periods, and with its business outlook for future periods.
Non-GAAP net income, non-GAAP diluted earnings per share, and adjusted EBITDA are used by management as core measures of Diamond’s operating performance. For Diamond, non-GAAP net income and non-GAAP diluted earnings per share reflect adjustments to eliminate the effect of amortization of deferred financing costs and discounts; legal expenses primarily related to audit committee investigation and restatement and related matters; litigation settlement reserve and related legal expenses; Fishers plant closure and related costs; certain expenses associated with the Emerald brand packaging transition relating to the conversion from canisters to small bags; merger and acquisition related transaction expenses, primarily related to the proposed Synder’s-Lance merger; asset impairment on idle equipment; and expense related to U.K. compensation alignment benefit, and foreign distributor exit benefit included in SG&A. Adjusted EBITDA comprises net income plus interest expense, income taxes, depreciation, amortization, and stock-based compensation, excludes income associated with the equity investment and also reflects the aforementioned adjustments (other than amortization of deferred financing costs and discounts, which is included in interest expense). Adjusted SG&A reflects adjustments to Selling, general and administrative costs to eliminate the impact of the aforementioned adjustments to income (other than amortization of deferred financing costs and discounts, and certain expenses associated with the Emerald brand packaging transition relating to the conversion from canisters to small bags, which are not in SG&A). We believe that non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA and adjusted SG&A are useful indicators of Diamond’s ongoing operating performance. As a result, Diamond management reports feature these non-GAAP financial measures in conjunction with traditional GAAP measures, as part of our overall assessment of company performance.
Diamond's management uses these non-GAAP financial measures in internal reports used to monitor and make decisions about its business, such as monthly financial reports prepared for management and quarterly reports to Diamond’s Board of Directors. The principal limitation of the non-GAAP measures is that they exclude significant expenses that are required under GAAP to be recorded. They also reflect the exercise of management's judgments about which charges are excluded from the non-GAAP financial measures. Consequently, these non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. Diamond urges investors to review the reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and recommends that investors do not give undue weight to the non-GAAP financial measures or rely on any single financial measure to evaluate our business.
Contact

Investors:	Media:

ICR	ICR
Katie Turner	Anton Nicholas/Jessica Liddell
415-230-7952	415-445-7431